EXHIBIT 10.5

MEMORANDUM OF UNDERSTANDING

THIS Memorandum of Understanding (the "MOU") is entered into as of March 8, 2010 between WINDAUS ENERGY, INC., located at 25 Oakhill Drive, Brantford, Ontario N3T 5L7, CANADA, hereinafter "WINDAUS" and NATIVE AMERICAN ENERGY GROUP, INC., located at  108-18 Queens Blvd., Suite 901, Forest Hills, NY  11375, hereinafter "NAEG",

RECITALS

WHEREAS, NAEG and WINDAUS entered a Technology License & Distribution Agreement From WINDAUS ENERGY, INC. In Favor Of NATIVE AMERICAN ENERGY GROUP, INC.,   dated Feb 17 2007, hereinafter referred to as the TLDA, and

WHEREAS, NAEG and WINDAUS have agreed to the terms of a First Amendment to the TLDA,

NOW THEREFORE, in consideration of the foregoing representations, recitals, mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1.                      Understanding

This MOU is intended to express the interest and agreement of NAEG, as Licensee, and WINDAUS, as Licensor, to amend the TLDA, together with certain other mutual agreements and understandings related thereto.

Article 2.                      Definitive Agreements

Pursuant to this MOU, the parties shall enter into one or more definitive agreements (the "Definitive Agreements") prepared by NAEG's Counsel which reflect the provisions contained herein and include terms and provisions that are customary in transactions of this type.  The Definitive Agreements will contain, among such other provisions, appropriate representations and warranties and other matters mutually agreeable to the parties.

Article 3.                      Confidentiality

Unless agreed by the parties in writing, the detail of the License contemplated by this memorandum and any information or documents exchanged between the parties pursuant to this MOU shall be and remain confidential and shall not be disclosed to any third party, other than attorneys, financial advisors, agents and other advisors employed by a party with respect to the License.

Article 4.                      Notices

All notices, requests, consents and other communications required or permitted to be given under this Agreement will be in writing (including facsimile or telecopy) and shall be sent by certified mail, postage prepaid, return receipt requested, or shall be hand delivered or delivered by a recognized national overnight courier service, or shall be sent by electronic communication (whether by facsimile or telecopy), to the address as follows:

If to WINDAUS:	If to NAEG:
Windaus Energy, Inc.	Native American Energy Group, Inc.
25 Oakhill Drive	108-18 Queens Blvd., Suite 901
Brantford, Ontario N3T 5L7	Forest Hills, NY 11375
CANADA	USA
Fax:	(519) 752-6398
Fax: (718) 793-4034

Article 5.                      Primacy: Effectiveness: Jurisdiction

5.1	This MOU, or any provision thereof, shall not be altered, changed or amended except by a written document signed by both parties.

5.2	This MOU shall be governed by and construed in accordance with the Laws of New York.

5.3	The essence of this MOU is the spirit of mutual trust, confidence, and fair dealing required between the parties who expect to respect the rights of the other, always to do what is fair and equitable.

5.4
Upon execution of this letter by both parties, the preceding paragraphs shall constitute legally binding and enforceable agreements, promises, or commitments of both parties with respect to the matters described herein.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Understanding on the date and year first above written.

/s/ Maurice Deschamps
WINDAUS ENERGY, INC.
By:  Maurice Deschamps, President

/s/ Joseph G. D'Arrigo
NATIVE AMERICAN ENERGY GROUP, INC.
By:  Joseph G. D'Arrigo, President & CEO

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